UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 9, 2007

ASIA TIME CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51981	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1601-1604, 16/F., CRE Centre
889 Cheung Sha Wan Road, Kowloon, Hong Kong
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(852)-23100101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information in Item 3.02, below, is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On February 9, 2007, Asia Time Corporation (the "Company") effected a second and final closing of a private placement whereby the Company sold an aggregate of 501,320 shares of Series A Convertible Preferred Stock (the “Preferred Stock”) at $1.29 per share for an aggregate dollar amount of $646,700. Of the gross aggregate dollar amount raised in the closing, $50,000 is represented by a subscription receivable from one investor and the remainder is represented by $596,700 in cash proceeds received from 20 investors. The Company sold the shares of Preferred Stock to accredited investors as defined by Rule 501 under the Securities Act of 1933, as amended (the closing is referred to herein as the "Private Placement").

Pursuant to Subscription Agreements entered into with the investors in the Private Placement, each share of the Preferred Stock is convertible into shares of common stock at a conversion price equal to the per share purchase price. However, if the Company, at any time prior to the first trading day on which its common stock is quoted on the American Stock Exchange, Nasdaq Capital Market, Nasdaq Global Market or New York Stock Exchange (each a “Trading Market”) sell or issue any shares of common stock in one or a series of transactions at an effective price less than such conversion price where the aggregate gross proceeds to the Company are at least $1.0 million, then the aforementioned conversion price shall be reduced to such effective price. Each share of the Preferred Stock shall automatically convert into shares of common stock if (i) the closing price of the Company’s common stock on the Trading Market for any 10 consecutive trading day period exceeds $3.00 per share, (ii) the shares of common stock underlying the Preferred Stock are subject to an effective registration statement, and (iii) the daily trading volume of the common stock on a Trading Market exceeds 25,000 shares per day for 10 out of 20 prior trading days. Upon liquidation, the holders of the Preferred Stock shall receive $1.29 per share of the Preferred Stock then held prior to any other distribution or payment made to holders of the common stock. A form of the subscription agreement is attached hereto as Exhibit 10.1.

The Company agreed to file a registration statement covering the common stock underlying the Preferred Stock sold in the Private Placement within 30 days of the closing of a share exchange transaction that closed on January 23, 2007 pursuant to the subscription agreement with each investor. The investors in the Private Placement also entered into a lock up agreement pursuant to which they agreed not to sell their shares until the Company’s common stock begins to be traded on either the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market or NASDAQ Capital Market after which the one-ninth of their shares will automatically be released from the lock up on a monthly basis.

WestPark Capital, Inc. (“WestPark”) acted as the placement agent for the Private Placement. For its services as placement agent, WestPark received a commission equal to 9.0% of the gross proceeds from the closing. Some of the controlling shareholders, control persons of WestPark were also, prior to the completion of the share exchange, shareholders and/or control persons of the Company, including Richard Rappaport, who is the Chief Executive Officer of WestPark and was the President and a significant shareholder of the Company prior to the share exchange, Anthony C. Pintsopoulos, who is the Chief Financial Officer of WestPark and an officer, director and significant shareholder of the Company prior to the Share Exchange and Kevin DePrimio and Jason Stern, each employees of WestPark and shareholders of the Company prior to the share exchange. Each of Messrs. Rappaport and Pintsopoulos resigned from all of their executive and director positions with the Company upon the closing of the share exchange. Affiliates of WestPark who own shares of our common stock have agreed to a lock-up whereby they shall not sell an aggregate of 1,528,933 shares of common stock held by them until that date which is nine months from the day that the Company’s common stock begins to be traded on either the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market, the OTC Bulletin Board or the Pink Sheets.

THIS CURRENT REPORT IS NOT AN OFFER OF SECURITIES FOR SALE. ANY SECURITIES SOLD IN THE PRIVATE PLACEMENT WILL NOT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
3.1
Certificate Of Designations, Preferences And Rights Of Series A Convertible Preferred Stock (incorporated by reference from Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2007).

10.1	Form of Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asia Time Corporation

Dated: February 13, 2007	/s/ Kwong Kai Shun
By: Kwong Kai Shun
Its: Chairman of the Board, Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1
Certificate Of Designations, Preferences And Rights Of Series A Convertible Preferred Stock (incorporated by reference from Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2007).

10.1	Form of Subscription Agreement.